Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Satellogic Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	Rule 457(o)	(2)	(2)	$150,000,000	0.00015310	$22,965(3)
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	Rule 457(c)	3,571,429(4)	$2.37(5)	$8,464,287	0.00015310	$1,296
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$158,464,287		$24,261
	Total Fees Previously Paid							$ --
	Total Fee Offsets							$ --
	Net Fee Due							$24,261

1.

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of stock splits, stock dividends or similar transactions.

2.

Pursuant to Instruction 2.A(iii)(b) of Item 9(b) of Form F-3, this information is not required to be included. An indeterminate aggregate initial offering price or number of shares of Class A Ordinary Shares is being registered as may be issued at indeterminate prices from time to time with an aggregate initial offering price not to exceed $150,000,000.

3.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.
4.	Consists of 3,571,429 Class A Ordinary Shares, par value $0.0001 per share, registered for resale by the Selling Securityholder (as defined in the Registration Statement).
5.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on December 4, 2024, as reported on the Nasdaq Capital Market under the symbol “SATL”.